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                       SUBSIDIARIES OF NASH FINCH COMPANY
                     (which subsidiaries are included in the
            Consolidated Financial Statements of Nash Finch Company)

A. Direct subsidiaries of Nash Finch Company (the voting stock of which is owned, with respect to each subsidiary, 100 percent by Nash Finch Company):

               Subsidiary                           State of
               Corporation                        Incorporation
         -----------------------                  -------------
     Nash-DeCamp Company                           California
     Visalia, California

     Piggly Wiggly Northland Corporation           Minnesota
     Edina, Minnesota

     GTL Truck Lines, Inc.                         Nebraska
     Norfolk, Nebraska

     Thomas & Howard Company of Hickory, Inc.      North Carolina
     Newton, North Carolina

B. Direct subsidiaries of Nash Finch Company (the voting stock of which is owned, with respect to each subsidiary, 66.6 percent by Nash Finch Company):

               Subsidiary                            State of
               Corporation                        Incorporation
         -----------------------                  -------------
     Gillette Dairy of the Black Hills, Inc.       South Dakota
     Rapid City, South Dakota

     Nebraska Dairies, Inc.                        Nebraska
     Norfolk, Nebraska

C. Subsidiaries of Nash-DeCamp Company (the voting stock of which is owned, with respect to each subsidiary other than Agricola Nadco Limitada, 100 percent by Nash-Decamp Company):

            Subsidiary                            State/Country of
            Corporation                           Incorporation
      -----------------------                     -------------
     Forrest Transportation Service, Inc.          California
     Visalia, California

     Agricola Nadco Limitada*                      Chile
     ---------------------
     *Ninety-nine percent (99%) of Agricola Nadco Limitada is owned by Nash-DeCamp Company.

D. Subsidiary of Thomas & Howard Company of Hickory, Inc. (the voting stock of which is owned 100 percent by Thomas & Howard Company of Hickory, Inc.):

            Subsidiary                               State of
            Corporation                           Incorporation
      -----------------------                     -------------
     T & H Service Merchandisers, Inc.             North Carolina
     Hickory, North Carolina